Exhibit 10.1

AMENDMENT OF LEASE

DATE:	May 25, 2007

BETWEEN:	St. Paul Properties, Inc.
(A Delaware Corporation)	("Lessor")

AND:	Medtox Laboratories, Inc.
(A Delaware Corporation)	("Lessee")

LESSOR and LESSEE hereby agree as follows:

1.	In the Amendment of Lease:

(a)	"Premises" means that certain real property located in the City of Roseville, County of Ramsey and State of Minnesota.

(b)	"Building" means that certain building containing approximately 48,000 square feet located upon the Premises and commonly described as 2021-2033 County Road C-2 West.

(c)	"Demised Premises" means that certain portion of the Building, located at 2033 County Road C-2 West consisting of approximately 30,000 square feet as set out in the Lease.

(d)	"Lease" means the Lease between Lessor and Lessee, dated July 28, 2000 covering the Demised Premises.

(e)	"Amendment Date" means the 31st day of August, 2007.

2.	Effective on the Amendment Date, the definition of "Term" as described in the Lease is deleted, and the following is substituted therefore:

Term:

"For and in consideration of the rents, additional rents, terms, provisions and covenants herein contained, Lessor hereby lets, leases and demises to Lessee the Demised Premises for the term of 144 months, commencing on the 1st day of September, 2000 (sometimes called the "Commencement Date"), and expiring the 31st day of August, 2012 (sometimes called the "Expiration Date"), unless sooner terminated as hereinafter provided."

3.	Effective on the Amendment Date, the following is added to Article 2 of the Lease, Base Rent:

September 1, 2007 through August 31, 2008 the monthly Base Rent will be Twelve Thousand Three Hundred Seventy-five and No/100 Dollars ($12,375.00), calculated at an annual rate of $4.95 per square foot.

September 1, 2008 through August 31, 2009 the monthly Base Rent will be Twelve Thousand Six Hundred Twenty-five and No/100 Dollars ($12,625.00), calculated at an annual rate of $5.05 per square foot.

September 1, 2009 through August 31, 2010 the monthly Base Rent will be Twelve Thousand Eight Hundred Seventy-five and No/100 Dollars ($12,875.00), calculated at an annual rate of $5.15 per square foot.

September 1, 2010 through August 31, 2011 the monthly Base Rent will be Thirteen Thousand One Hundred Twenty-five and No/100 Dollars ($13,125.00), calculated at an annual rate of $5.25 per square foot.

September 1, 2011 through August 31, 2012 the monthly Base Rent will be Thirteen Thousand Five Hundred and No/100 Dollars ($13,500.00), calculated at an annual rate of $5.40 per square foot.

Except as specifically provided herein, the terms and conditions of the Lease are confirmed and continued in full force and effect.

This Amendment of Lease shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto.

IN WITNESS OF THIS AMENDMENT OF LEASE, Lessor and Lessee have properly executed it as of the date set out on page one.

Lessor:	Lessee:
ST. PAUL PROPERTIES, INC.	MEDTOX LABORATORIES, INC.

By: _________________________________	By: _____________________________
R. William Inserra

Its: __________________________________	Its: _____________________________
Asset Management

Date: ________________________________	Date: ___________________________

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